Exhibit 99.3

Newport Corporation

Unaudited Pro Forma Condensed Combined Financial Statements

On October 4, 2011, Newport Corporation, a Nevada corporation (Newport), acquired all of the outstanding capital stock of Ophir Optronics Ltd. (Ophir) for $242.3 million in cash, of which, $242.1 million was allocated to the purchase price and $0.2 million was allocated to the fair value of unearned compensation related to unvested stock options. The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase using the acquisition method.

An unaudited pro forma condensed combined balance sheet as of October 1, 2011, and unaudited pro forma combined statements of income for the nine months ended October 1, 2011 and the year ended January 1, 2011, and accompanying notes, are presented herein. The unaudited pro forma combined balance sheet was prepared using the historical balance sheets of Newport and Ophir as of October 1, 2011 and September 30, 2011, respectively. The unaudited pro forma combined statements of income were prepared using the historical statements of income for Newport and Ophir for the nine months ended October 1, 2011 and September 30, 2011, respectively, and for the year ended January 1, 2011 and December 31, 2010, respectively.

The historical financial information of Ophir that was used in preparing the unaudited pro forma combined financial statements has been derived from the consolidated financial statements and notes of Ophir that are attached as Exhibit 99.1 and Exhibit 99.2 to Newport’s Current Report on Form 8-K/A (Amendment No. 1) dated October 4, 2011 and filed with the Securities and Exchange Commission on December 20, 2011. Such consolidated financial statements and notes of Ophir were prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). Accordingly, the historical financial information of Ophir used in preparing the unaudited pro forma combined financial statements has been adjusted as required to comply with accounting principles generally accepted in the United States of America (U.S. GAAP), as described in more detail in Note 2 of the accompanying notes. Reconciliations of the financial statements of Ophir prepared in accordance with IFRS to the financial statements prepared in accordance with U.S. GAAP and included in the unaudited pro forma combined financial statements are also included herein.

The unaudited pro forma statements of income combine the historical results of Newport and Ophir and give effect to the acquisition as if it had occurred at the beginning of 2010. The unaudited pro forma balance sheet combines the historical results of Newport and Ophir and gives effect to the acquisition as if it had occurred on October 1, 2011.

The unaudited pro forma combined financial statements are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma adjustments, which are described in more detail in Note 4 of the accompanying notes, are based on management’s preliminary estimates of the fair value of the tangible and intangible assets acquired and liabilities assumed. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma financial statements. Any change in the unaudited pro forma adjustments would result primarily from a reallocation of the value assigned to tangible and intangible assets, including goodwill.

The unaudited pro forma combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma combined financial statements and the accompanying notes are based upon the respective historical consolidated financial statements of Newport and Ophir, and should be read in conjunction with the historical financial statements and related notes of Newport that are contained in Newport’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2011 and Annual Report on Form 10-K for the fiscal year ended January 1, 2011, as well as the historical consolidated financial statements and related notes of Ophir that are attached as Exhibit 99.1 and Exhibit 99.2 to Newport’s Current Report on Form 8-K/A (Amendment No. 1) dated October 4, 2011 and filed with the Securities and Exchange Commission on December 20, 2011.

NEWPORT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 1, 2011

(In thousands)

	Newport As Reported	Ophir US GAAP	Pro Forma Adjustments	*	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$209,362	$22,621	$(57,300)	G,H	$174,683
Marketable securities	7,741	—	—		7,741
Accounts receivable, net	77,035	20,603	—		97,638
Notes receivable	1,606	—	—		1,606
Inventories	97,447	27,127	2,478	J	127,052
Deferred income taxes	9,795	—	—		9,795
Prepaid expenses and other current assets	12,214	4,075	(25)	J	16,264

Total current assets	415,200	74,426	(54,847)		434,779
Property and equipment, net	46,558	39,434	1,291	J	87,283
Goodwill	75,749	5,107	66,036	K	146,982
Deferred income taxes	2,139	1,780	1,273	L	5,192
Intangible assets, net	33,250	7,438	112,962	K	153,650
Other assets	24,388	10,599	216	J	35,203

	$597,284	$138,784	$126,931		$862,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, net	$133,937	$7,127	$114	J	$141,178
Accounts payable	23,966	7,865	—		31,831
Accrued payroll and related expenses	25,292	5,506	2,030	J	32,828
Accrued expenses and other current liabilities	34,192	5,731	1,907	J,L	41,830

Total current liabilities	217,387	26,229	4,051		247,667
Long-term debt, net	6,923	10,077	184,710	H,J	201,710
Obligations under capital leases, less current portion	848	14	—		862
Accrued pension liabilities	14,142	10,975	—		25,117
Deferred income taxes and other liabilities	21,618	6,533	17,925	L	46,076
Commitments and contingencies
Total stockholders’ equity of Newport Corporation	336,366	83,535	(83,535)	M	336,366
Non-controlling interests	—	1,421	3,411	J	4,832

Total stockholders’ equity	336,366	84,956	(80,124)		341,198

	$597,284	$138,784	$126,931		$862,999

*	See Note 4 of the accompanying notes for explanations of the pro forma adjustments.

See accompanying notes to unaudited pro forma combined financial statements.

OPHIR OPTRONICS LTD.

UNAUDITED PRO FORMA CONDENSED U.S. GAAP

CONSOLIDATED BALANCE SHEET

As of September 30, 2011

(In thousands)

	Ophir As Reported	US GAAP Adjustments	*	Ophir US GAAP
ASSETS
Current assets:
Cash and cash equivalents	$22,621	$—		$22,621
Accounts receivable, net	20,603	—		20,603
Inventories	27,127	—		27,127
Prepaid expenses and other current assets	3,306	769	F	4,075

Total current assets	73,657	769		74,426
Property and equipment, net	39,434	—		39,434
Goodwill	5,631	(524)	E	5,107
Deferred income taxes	766	1,014	F	1,780
Intangible assets, net	12,506	(5,068)	C	7,438
Other assets	2,389	8,210	A	10,599

	$134,383	$4,401		$138,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, net	$7,127	$—		$7,127
Accounts payable	7,865	—		7,865
Accrued payroll and related expenses	5,506	—		5,506
Accrued expenses and other current liabilities	5,811	(80)	B,F	5,731

Total current liabilities	26,309	(80)		26,229
Long-term debt, net	10,077	—		10,077
Obligations under capital leases, less current portion	14	—		14
Accrued pension liabilities	435	10,540	A	10,975
Deferred income taxes and other liabilities	3,944	2,589	B,D,F	6,533
Commitments and contingencies
Total stockholders’ equity of Ophir Optronics Ltd.	92,313	(8,778)	A,B,C,D,F	83,535
Non-controlling interests	1,291	130	A,B,C	1,421

Total stockholders’ equity	93,604	(8,648)		84,956

	$134,383	$4,401		$138,784

*	See Note 2 of the accompanying notes for explanations of the adjustments made to the IFRS financial statements to comply with U.S. GAAP.

See accompanying notes to unaudited pro forma combined financial statements.

NEWPORT CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Nine Months ended October 1, 2011

(In thousands, except per share data)

	Newport As Reported	Ophir US GAAP	Pro Forma Adjustments	*	Pro Forma Combined
Net sales	$384,141	$90,733	$(116)	N	$474,758
Cost of sales	210,810	55,563	—		266,373

Gross profit	173,331	35,170	(116)		208,385
Selling, general and administrative expenses	93,629	24,725	4,614	I,K	122,968
Research and development expense	31,785	8,778	—		40,563

Operating income	47,917	1,667	(4,730)		44,854
Foreign currency translation gain from dissolution of subsidiary	7,198	—	—		7,198
Interest and other expense, net	(6,377)	(4,286)	(3,729)		(14,392)

Income before income taxes	48,738	(2,619)	(8,459)		37,660
Income tax provision (benefit)	3,555	1,535	(236)		4,854

Net income	45,183	(4,154)	(8,223)		32,806
Net income attributable to non-controlling interest	—	35	—		35

Net income attributable to Newport Corporation	$45,183	$(4,189)	$(8,223)		$32,771

Net income per share attributable to Newport Corporation:
Basic	$1.21				$0.88
Diluted	$1.17				$0.85
Shares used in per share calculations:
Basic	37,342				37,342
Diluted	38,732				38,732

*	See Note 4 of the accompanying notes for explanations of the pro forma adjustments.

See accompanying notes to unaudited pro forma combined financial statements.

OPHIR OPTRONICS LTD.

UNAUDITED PRO FORMA U.S. GAAP

CONSOLIDATED STATEMENT OF INCOME

For the Nine Months ended September 30, 2011

(In thousands)

	Ophir As Reported	US GAAP Adjustments	*	Ophir US GAAP
Net sales	$90,733	$—		$90,733
Cost of sales	53,742	1,821	A,B,D	55,563

Gross profit	36,991	(1,821)		35,170
Selling, general and administrative expenses	21,520	3,205	A,D	24,725
Research and development expense	6,659	2,119	A,B,C,D	8,778

Operating income	8,812	(7,145)		1,667
Interest and other expense, net	(4,736)	450	A,B	(4,286)

Income before income taxes	4,076	(6,695)		(2,619)
Income tax provision	1,708	(173)	F	1,535

Net income	2,368	(6,522)		(4,154)
Net income attributable to non-controlling interest	158	(123)	A,B,C	35

Net income attributable to Ophir	$2,210	$(6,399)		$(4,189)

*	See Note 2 of the accompanying notes for explanations of the adjustments made to the IFRS financial statements to comply with U.S. GAAP.

See accompanying notes to unaudited pro forma combined financial statements.

NEWPORT CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

For the Year Ended January 1, 2011

(In thousands, except per share data)

	Newport As Reported	Ophir US GAAP	Pro Forma Adjustments		Pro Forma Combined
Net sales	$479,787	$107,759	$(236)	N	$587,310
Cost of sales	274,491	65,816	2,478	J	342,785

Gross profit	205,296	41,943	(2,714)		244,525
Selling, general and administrative expenses	113,296	23,189	11,023	K	147,508
Research and development expense	39,278	8,967	—		48,245

Operating income	52,722	9,787	(13,737)		48,772
Foreign currency translation loss from sale of subsidiary	(554)	—	—		(554)
Interest and other expense, net	(7,927)	(1,414)	(5,446)		(14,787)

Income before income taxes	44,241	8,373	(19,183)		33,431
Income tax provision (benefit)	3,128	1,316	(274)		4,170

Net income	41,113	7,057	(18,909)		29,261
Net income attributable to non-controlling interest	—	186	—		186

Net income attributable to Newport Corporation	$41,113	$6,871	$(18,909)		$29,075

Net income per share attributable to Newport Corporation:
Basic	$1.12				$0.79
Diluted	$1.09				$0.77
Shares used in per share calculations:
Basic	36,647				36,647
Diluted	37,726				37,726

*	See Note 4 of the accompanying notes for explanations of the pro forma adjustments.

See accompanying notes to unaudited pro forma combined financial statements.

OPHIR OPTRONICS LTD.

UNAUDITED PRO FORMA U.S. GAAP

CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2010

(In thousands)

	Ophir As Reported	US GAAP Adjustments	*	Ophir US GAAP
Net sales	$107,759	$—		$107,759
Cost of sales	65,412	404	A,B,D	65,816

Gross profit	42,347	(404)		41,943
Selling, general and administrative expenses	23,045	144	A,D	23,189
Research and development expense	8,812	155	A,B,C,D	8,967

Operating income	10,490	(703)		9,787
Interest and other expense, net	(1,391)	(23)	A,B	(1,414)

Income before income taxes	9,099	(726)		8,373
Income tax provision	1,510	(194)	F	1,316

Net income	7,589	(532)		7,057
Net income attributable to non-controlling interest	90	96	A,B,C	186

Net income attributable to Ophir	$7,499	$(628)		$6,871

*	See Note 2 of the accompanying notes for explanations of the adjustments made to the IFRS financial statements to comply with U.S. GAAP.

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

On October 4, 2011, Newport Corporation, a Nevada corporation (Newport), acquired all of the outstanding capital stock of Ophir Optronics Ltd. (Ophir) for $242.3 million in cash, of which, $242.1 million was allocated to the purchase price and $0.2 million was allocated to the fair value of unearned compensation related to unvested stock options. The unaudited pro forma combined balance sheet was prepared using the historical balance sheets of Newport and Ophir as of October 1, 2011 and September 30, 2011, respectively. The unaudited pro forma combined statements of income were prepared using the historical statements of income of Newport and Ophir for the nine months ended October 1, 2011 and September 30, 2011, respectively, and for the year ended January 1, 2011 and December 31, 2010, respectively. The unaudited pro forma statements of income combine the historical results of Newport and Ophir and give effect to the acquisition as if it had occurred at the beginning of 2010. The unaudited pro forma balance sheet combines the historical results of Newport and Ophir and gives effect to the acquisition as if it had occurred on October 1, 2011.

The selected unaudited pro forma combined financial information may not be indicative of the historical results that would have occurred had Newport and Ophir been combined during these time periods or the future results that may be achieved after the acquisition.

NOTE 2 – ADJUSTMENTS TO OPHIR FINANCIAL STATEMENTS TO RECONCILE TO U.S. GAAP

Ophir’s financial statements were prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB), which differ in certain respects from accounting principles generally accepted in the United States of America (U.S. GAAP).

Adjustments have been made with respect to the following items to reconcile Ophir’s historical financial statements to U.S. GAAP for purposes of the pro forma presentation:

A)	Employee Benefits

According to International Accounting Standards (IAS) 19, Employee Benefits, Ophir’s Israeli pension plans are considered defined benefit plans and, therefore, the projected benefit obligations were calculated on an actuarial basis. The actuarial calculation takes into consideration future salary increases, rates of employee turnover, and the estimated timing of payments. The amounts are measured based on expected future discounted cash flows, using interest rates on government bonds whose maturity matches the period of the liability relating to the benefit obligation.

For U.S. GAAP purposes, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 715-30-35-40/41, Compensation – Retirement Benefits, the projected benefit obligation for Israeli plans is measured based on the employees’ most recent monthly salary multiplied by the number of years of service as of each balance sheet date, based on the “shut down” method of accounting. In addition, under the shut down method of accounting, the plan assets and liabilities are reported on a gross basis. These adjustments decreased Ophir’s net income by $1.1 million and $0.1 million for the nine months ended September 30, 2011 and the twelve months ended December 31, 2010, respectively.

B)	Liability to the Office of the Chief Scientist

According to IFRS, government grants received by Ophir from the Office of the Chief Scientist on or before December 31, 2008 were recognized as liabilities upon their receipt if it was reasonably assured that the economic benefits stemming from the research and development activities would lead to sales entitling the State of Israel to royalties. Royalty payments were later recorded as a repayment of such liability.

Grants received by Ophir from the Office of the Chief Scientist on or after January 1, 2009, were recognized as liabilities and accounted for as loans, in accordance with IAS 20 (Revised), Accounting for Government Grants and Disclosure of Government Assistance, pursuant to the provisions of IAS 39,

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

Financial Instruments: Recognition and Measurement. The loans were measured at fair value upon initial recognition, using a discount rate reflective of comparable market interest rates. The difference between the amount of the grants received and the fair value of the loans was accounted for as a reduction of research and development expense.

For U.S. GAAP purposes, in accordance with ASC 730, Research and Development, government grants received by an entity with obligations to make royalty payments that are contingent on the execution of future sales are recorded as an offset of the related research and development expense at the time the entity becomes entitled to such grants. The liability for repayment is recognized as a charge to cost of sales at the time that the royalty payments are triggered by the respective sales of products. These adjustments increased Ophir’s net income by $0.2 million and $0.5 million for the nine months ended September 30, 2011 and the twelve months ended December 31, 2010, respectively.

C)	Capitalization of Development Costs

According to IFRS, development costs (either hardware or software) are recorded as an asset if, and only if, the entity can demonstrate: (1) the technical feasibility of completing the intangible asset so that it will be available for use or sale; (2) the intent and ability to complete the intangible asset and to use it or sell it; (3) how the intangible asset will generate probable future economic benefits; (4) the existence of available economic resources to complete the development and to use the intangible asset or to sell it; and (5) the ability to reliably measure the expenditures attributable to the intangible asset during its development.

For U.S. GAAP purposes, in accordance with ASC 350-40, Intangibles – Goodwill and Other: Internal-Use Software, development costs related to hardware are expensed as incurred. Development costs related to software are capitalized upon completion of a detailed program design. These adjustments decreased Ophir’s net income by $1.3 million and $0.9 million for the nine months ended September 30, 2011 and the twelve months ended December 31, 2010, respectively.

D)	Share-Based Payments to Employees

Ophir granted stock options to employees with an exercise price that is linked to the Consumer Price performance Index (CPI) in Israel. According to IFRS 2, Share-Based Payment, such stock options are equity classified and their fair value was determined at the date of grant without any subsequent re-measurement.

For U.S. GAAP purposes, in accordance with ASC 718, Compensation – Stock Compensation, such options are considered to be a liability and are re-measured at fair value at each reporting date until settlement. Additional compensation expenses related to such options are recognized based on any change in fair value at each reporting date. These adjustments decreased Ophir’s net income by $4.3 million and $0.2 million for the nine months ended September 30, 2011 and the twelve months ended December 31, 2010, respectively.

E)	Transactions with Optical Metrology Shareholders

On April 27, 2009 and December 31, 2009, Ophir acquired additional shares of its subsidiary, Optical Metrology Ltd. from certain minority shareholders. Under IFRS, the difference between the consideration paid and the change in the minority interest in the subsidiary was attributed entirely to goodwill, as Ophir had not yet adopted IFRS 3 (Revised), Business Combinations and IAS 27 (Revised), Consolidated and Separate Financial Statements.

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

For U.S. GAAP purposes, in accordance with ASC 805, Business Combinations, effective beginning in January 2009, these transactions are accounted for as transactions with non-controlling interests, and the difference between the cash paid and the change in the non-controlling interests is recorded as part of shareholders’ equity in capital in excess of par. These adjustments increased Ophir’s net income by $0.1 million for the nine months ended September 30, 2011 and decreased net income by $0.1 million for the twelve months ended December 31, 2010.

F)	Deferred Taxes

a)	Presentation:

According to IAS 12, Income Taxes, deferred tax assets and liabilities are classified as non-current assets and non-current liabilities, respectively, even if it is anticipated that they will be realized in the short term.

For U.S. GAAP purposes, in accordance with ASC 740, Income Taxes, deferred tax assets and liabilities are classified as current assets and current liabilities, respectively, or as non-current assets and non-current liabilities, respectively, based on the nature of the related asset or liability.

b)	Exchange differences on non-monetary assets and liabilities:

Ophir’s functional and reporting currency is U.S. Dollars. For tax purposes, Ophir’s financial statements are translated into Israeli New Shekel (NIS) according to the exchange rates at the end of each reporting period. As required by IAS 12, Ophir has recognized deferred taxes for the changes to the tax basis of non-monetary assets and liabilities resulting from changes in the exchange rate.

For U.S. GAAP purposes, deferred taxes are not recognized on the difference between the reporting currency and the tax basis of non-monetary assets and liabilities resulting from changes in the exchange rate.

c)	Intercompany transactions:

In accordance with IAS 12, Ophir has recognized deferred taxes on temporary differences arising from intercompany sales at the tax rates and laws applicable to the transferee.

For U.S. GAAP purposes, deferred taxes are not recognized on temporary differences between the tax basis of assets transferred between entities and tax jurisdictions as long as the related asset remains within the consolidated group. Taxes paid by the transferor on intercompany profits from the transfer of assets within a consolidated group are deferred in consolidation, resulting in recognition of a prepaid asset for the taxes paid. This prepaid tax asset is recognized as tax expense as the underlying asset is consumed or is sold to another party outside the group, at the tax rate applicable to the transferor.

NOTE 3 – PRELIMINARY PURCHASE PRICE

On October 4, 2011, Newport acquired all of the outstanding capital stock of Ophir for $242.3 million in cash, of which, $242.1 million was allocated to the purchase price and $0.2 million was allocated to the fair value of unearned compensation related to unvested stock options. The purchase price was funded with a combination of $162.8 million of cash on hand and $79.5 million of the net proceeds received from a new senior secured credit facility. Newport incurred $2.5 million in transaction costs, which have been expensed as incurred.

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

The consideration paid for the acquisition is allocated to the assets acquired, net of the liabilities assumed, based upon their estimated fair values as of the date of the acquisition. The excess of the purchase price over the estimated fair value of the assets acquired, net of the estimated fair value of the liabilities assumed, is recorded as goodwill. The amount of goodwill recorded reflects factors such as the value of expected future product line expansion, the value of the expected synergies to be derived from combining the operations of the business acquired, and the value of the acquired workforce. Below is a summary of the purchase price, assets acquired and liabilities assumed:

(In thousands)
Assets acquired and liabilities assumed:
Cash	$23,233
Other current assets	52,306
Goodwill	71,143
Developed technology	40,630
In-process research and development	10,790
Customer relationships	55,000
Other intangible assets	13,980
Other assets	54,597
Liabilities	(74,763)
Non-controlling interests	(4,832)

$242,084

The allocation of purchase price to intangible assets and goodwill is preliminary. The final allocation will be based on estimates and appraisals that will be finalized within one year of the closing of the acquisition. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein. If the final purchase price allocation differs from the allocation used in preparing these pro forma financial statements, the pro forma tangible and intangible assets and pro forma net income could change significantly. Pro forma adjustments include allocations to developed technology, in-process research and development, backlog, trademarks, customer relationships and non-compete agreements with estimated lives ranging from 1 to 10 years.

NOTE 4 – PRO FORMA ADJUSTMENTS

The adjustments described below have been made in preparing the unaudited pro forma combined financial statements. Such adjustments are based on preliminary estimates which may change as additional information is obtained.

G)

To reduce cash and cash equivalents by the total cash consideration paid for the acquisition of $242.3 million, including $0.2 million that is being held in trust for the future vesting of stock options.

H)

To record the $185.0 million in proceeds received by Newport from the senior secured credit facility, which were used to fund a portion of the purchase price for the acquisition, and to record the related liability. The addition of this debt increased interest expense by $3.7 million and $5.4 million for the pro forma statements of income for the nine months ended October 1, 2011 and the twelve months ended January 1, 2011, respectively.

I)	To eliminate $2.5 million in direct costs of the acquisition, which were incurred prior to the close of the transaction.

J)

To adjust assets and liabilities to their estimated fair value, including an increase in the value of non-controlling interests of $3.4 million; an increase in the value of inventory of $2.5 million, with a corresponding charge to the statement of income; a decrease in the value of property and equipment of $1.0 million; an increase in the value of bonds of $0.4 million; a decrease in value of bank loans of $0.6 million; a decrease in the value of financial derivative of $0.2 million; an increase in accrued expenses of $1.7

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

million related to contingent legal fees payable upon the acquisition closing; an increase in accrued payroll and related expenses of $2.0 million related to additional accruals for Ophir retention bonuses payable upon the close of the acquisition, net of payments related to settling stock options; and a increase of $0.2 million to other assets related to funds placed in trust for unvested stock options.

K)

To eliminate Ophir’s existing goodwill of $5.1 million and intangible assets of $7.4 million, and amortization thereon of $1.5 million and $2.0 million for the nine months ended September 30, 2011 and the year ended December 31, 2010, respectively; and to record acquired goodwill of $71.1 million and intangible assets of $120.4 million, and amortization thereon of $8.6 million and $13.0 million for the nine months ended October 1, 2011 and the year ended January 1, 2011, respectively. In addition, $2.3 million in capitalized software costs related to Ophir’s ERP system were reclassified from intangible assets to property and equipment.

L)

To record non-current deferred tax assets of $1.3 million, current deferred tax liabilities of $0.4 million and long-term deferred tax liabilities of $17.9 million related to identified intangible assets.

M)	To remove the historical equity accounts of Ophir of $83.5 million.

N)	To eliminate Newport sales to Ophir and Ophir sales to Newport, totaling $0.1 million and $0.2 million for the nine months ended October 1, 2011 and year ended January 1, 2011.